UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2014 (September 17, 2013)

ARCA BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22873	36-3855489
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ARCA biopharma, Inc. 11080 CirclePoint Road, Suite 140 Westminster, Colorado	80020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 940-2200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by ARCA biopharma, Inc. (the “Company”) on September 23, 2013 (the “Original Report”) with the U.S. Securities and Exchange Commission. The sole purpose of this amendment is to disclose the Company’s decision regarding the frequency of future stockholder advisory votes on the compensation of its named executive officers. No other changes have been made to the Original Report.

Section 5 — Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

(d) At the Company’s 2013 Annual Meeting of Stockholders held on September 17, 2013, the Company’s stockholders voted on a proposal regarding the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers. As reported in the Original Report, a frequency of every three years received the highest number of votes on the proposal. In light of, and consistent with, the vote of the Company’s stockholders, the Company will conduct future stockholder advisory votes on named executive officer compensation every three years until the next advisory vote on the frequency of such votes, which will occur no later than 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCA BIOPHARMA, INC.

Date: February 10, 2014
	By:	/s/ Patrick M. Wheeler
Patrick M. Wheeler Chief Financial Officer